                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                QUADRATECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                QUADRATECH, INC.
                          11401 Valley Blvd Suite 200A
                           El Monte, California 91731



                           ANNUAL SHAREHOLDERS MEETING
                            TO BE HELD APRIL 13, 2000





TO:      THE SHAREHOLDERS OF
         QUADRATECH, INC.


         This Annual Meeting of the shareholders of Quadratech, Inc., a Nevada corporation (hereinafter referred to as the "Company") will be held on April 13, 2000, at 10:00 A.M., at the Holiday Inn, Costa Mesa, 3131 S. Bristol Street, Costa Mesa, California 92626, for the purpose of considering and acting upon the following matters:

         1.       To elect seven (7) members to the Board of Directors.

         2. To consider and act upon any other matter which may properly come before the meeting, or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 2, 2000, as the record date for determination of share holders entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and only shareholders of record at such time and date are entitled to notice of, and to vote at, said meeting. The transfer books of the Company will not be closed.

         If you cannot be present in person, please date, sign and return the enclosed Proxy. For your convenience, there is an enclosed return envelope for use in returning your Proxy.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             CRAIG G. ROBITAILLE
March 2, 2000                                President
El Monte, California

IMPORTANT: Whether or not you plan to attend the meeting, please complete, sign and promptly return the enclosed Proxy in the return envelope provided for that purpose. If you receive more than one Proxy because you own shares registered in different names or addresses, each Proxy should be completed and returned. If you attend the meeting, you may withdraw your Proxy and vote in person if you wish.

                                QUADRATECH, INC.
                          11401 Valley Blvd Suite 200A
                           El Monte, California 91731



                                 PROXY STATEMENT


                           Annual Shareholders Meeting
                            To Be Held April 13, 2000


SOLICITATION OF PROXIES

         The enclosed Proxy is solicited by the Management of Quadratech, Inc., a Nevada corporation (hereinafter referred to as the "Company") for use at the Annual Meeting of shareholders scheduled to be held at the Holiday Inn, Costa Mesa, California 92626, at any and all adjournments thereof.

         Shares represented by properly executed proxies received in time for the meeting will be voted in the manner set forth herein. The proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. Unless revoked, the proxy will be voted as specified. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

         The cost of this solicitation will be borne by the Company and the solicitation will commence on or about March 2, 2000. Solicitations will be by mail, except in addition, solicitations may be made by telephone, or telegraph by officers or by regular employees of the Company who may request brokerage houses and other custodians, nominees and fiduciaries to either (1) forward proxy soliciting material to the beneficial owners of the shares held of record by such persons, or (2) provide the Company with an appropriate list of names, addresses and holdings of the beneficial owners of shares and appropriate authorization, in which case the Company will forward soliciting materials directly to the beneficial owners. Such officers and employees will not be additionally compensated.

THE COMPANY

         Quadratech, Inc. was incorporated on February 4, 1984 under the laws of the State of Utah (the "Company"). On March 19, 1990, the Company changed its domicile from Utah to the State of Nevada. Until August 1993 the Company had no operations (former management had attempted transactions to acquire assets for business development). In 1993, the Company entered into an agreement and plan of reorganization with OSA, Inc. The shareholders of OSA, Inc. received 5,500,000 shares of the Company's stock, representing 60% of the outstanding shares, in exchange for all of the issued and outstanding shares of OSA, Inc. stock. The present business of the Company is a continuation of OSA, Inc.'s business.

         In October, 1999 The Company entered into an agreement of plan and re-organization with ACCU CHEM Conversion, Inc. (ACC). The shareholders of ACC received 5,000,000 shares of stock currently representing 41% of the outstanding stock of QUDT, in exchange for 83% of ACC's shares.

                                       1.

         OSA, Inc. was incorporated in 1991, under the laws of the State of California. Its shareholders were Maria Comfort, Ed V. Lunenschloss, William Snyder, Michael Montgomery and John Sullivan. OSA, Inc. was formed to act as a distribution company for oil absorbent products. Dissatisfaction with such products led to the development and invention by Maria Comfort and Ed V. Lunenschloss of the Company's oil absorbent material, a patented product.

         The Company is deemed to be a developer and manufacturer of waste-to-energy and other environmentally accepted products. The Company has five product lines, and performs third party logistics services.

I.  Products

    A. OIL ABSORBENT MATERIALS AND ALTERNATIVE-ENERGY PRODUCTS. The Company obtained by assignment from Ed V. Lunenschloss U. S. Patent No. 5,248,391 issued on September 28, 1993 for its oil absorbent material and currently has the rights/an unrestricted license as an oil-spill cleanup agent, in accordance with Title 23, Division 3, Chapter 10, of the California Code of Regulations. The Company believes that there are other licensed competitors whose products may be used on a restricted basis, i.e., their products, unlike the Company's cannot be deployed or used in free form in open waterways.

    B. FLOOR SWEEPS. The Company's floor sweep products absorb and retrieve spilled oil and waste water from airplanes (jet fuel), gasoline stations (gas and diesel), machine shops, barge floors, repair shops and caustic acids, such as battery electrolytes, chromium acid and sulfuric acid.

    C. PET LITTER. Flush-It(TM) Pet Litter, made from recycled paper, primarily for the feline market, is more absorbent than clay, silica, and diatomaceous earth. It can be flushed down the toilet, and it helps in cleaning sludge build-up, with its oil and grease absorbency. It is deemed by the Company to be environ mentally friendly, biodegradable, with excellent odor control and minimum tracking. Stable Mate, made from recycled paper, is a biodegradable, odor controllable absorbent utilized primarily for horse bedding or other animal uses. The Company's initial testing of the product indicates that it has no adverse health impact on animals. The Company has commenced marketing this product directly to horse owners and to entities who board, either permanently or temporarily (horse racing tracks) and/or transfer animals and to distributors.

    D. B4TK DISINFECTING SANITIZER. B4tk is a bacteria and virus killing product, applicable to agricultural animals, that is sprayed in animal stalls, pens and on animal bedding.

    E. ACID ABSOBENT. A battery acid floor sweep-absorbent also made from recycled paper, is capable of neutralizing acids such as, battery electrolytes, chromium acid, and sulphuric acid. Upon absorption the sweep may be discarded in accordance with all applicable Federal, State and local laws.

    F. ACCU CHEM Conversion, Inc. (ACC) was incorporated in January 1994 under the laws of California. The Company acquired 83% of ACC in October 1999 in a tax free re-organization plan approved by a majority of the Company's shareholders.

II. Services

    ACC performs third party logistics support for food, chemical and textile manufacturers located throughout the United States. ACC's third party support services include: operation of two (2) railroad terminals in Southern California, the transportation of both hazardous and non-hazardous materials in a fleet of company owned and operated tractors and trailers, and a Just-In-Time purchase/supply agreement with a leading aerospace company.

    ACC employs twenty-eight (28) full-time personnel and maintains its corporate headquarters in El Monte, California.

                                       2.

OUTSTANDING STOCK AND VOTING RIGHTS

         In accordance with the provisions of the By-Laws of the Company, the Board of Directors has fixed the close of business on March 2, 2000, as the record date for the determination of share-holders entitled to notice of the Annual Meeting of Shareholders and only shareholders of record on that date will be entitled to vote thereat.

         As of the record date, the Company has 36,513,301 shares of its Common Stock issued and outstanding and each share is entitled to one (1) vote on all matters to be presented at the meeting.

PRINCIPAL SHAREHOLDERS

         The following table sets forth as at March 2, 2000, certain information as to the common stock of the Company owned of record and/or beneficially by each person who is known to the Company to own more than five (5%) percent of the outstanding Common Stock, and by all officers and directors of the Company.

                                                                  APPROXIMATE
NAME AND ADDRESS                     AMOUNT BENEFICIALLY          PERCENT
    OF OWNER                        AND/OR OWNED OF RECORD        OF CLASS
----------------                    ----------------------        -----------

Perry Cope                                  1,001,000                3.0%
1231 San Carlos Road
Monrovia, California 91016

Ted D. Kimbrough                              400,000                1.1%
1933 Durango Avenue
Los Angeles, California 90034

Craig Glen Robitaille                       5,200,000               14.2%
21391 Dockside Circle
Huntington Street, CA 92646

William Snyder                              1,879,259                5.0%
409 South Hindry
Inglewood, California 90301

Christopher Wiles                             410,000                1.1%
23535 Windom Street
West Hills, California 91304

Michael J. Oliva                            5,200,000               14.2%
10552 Beardsly Circle
Villa Park, CA  92861

Lloyd D. Smithson                           5,000,000               13.7%
1170 Oakengate Road
San Dimas, CA  91773

Francis J. Rigney                           3,100,000                8.5%
2605 California Street
San Francisco, CA  94115-2617

Michael Mills                                 100,000                ----
11401 Valley Blvd Suite 200A
El Monte, CA  91731

                                       3.

REMUNERATION OF DIRECTORS AND OFFICERS

         During fiscal years ended 1998 and 1999 the following payments were made:

                                                               1998           1999
NAME                               POSITION                        REMUNERATION
----                               --------                    -------------------

Perry Cope ..................      President and Chief         $45,000     $10,000(1)
                                   Executive Officer

Lloyd D. Smithson ...........      Controller                    -0-       $57,352.72(4,5)

Craig G. Robitaille .........      President and Chief           -0-       $87,000(2,5)
                                   Executive Officer

Maria Comfort................      President and Chief         $32,000(3)
                                   Executive Officer

All Executive Officers
as a group ..................                                  $77,000     $154,352.72


-------------
(1)  employment ended March, 1999
(2)  represents compensation for entire year
(3)  employment ended in 1998
(4)  represents compensation for entire year
(5) both officers are under employment contracts that run through February, 2011 with two (2) five (5) year options.

         No compensation is payable to Directors of the Company in connection with attendance at board meetings or otherwise, except as such Directors may also serve as compensated Officers of the Company.

                                       4.

         Future compensation of Officers will be determined by the Board of Directors based upon the financial condition and performance of the Company, the financial requirements of the Company, and upon the individual performance of each Officer. The Board of Directors intends to ensure that the salaries paid to the Company's Officers and employees are reasonable and prudent and are based upon both the financial condition and performance of the Company and upon the performance of individual Officers.

         The Company presently does not have any annuity, pension, retirement, or other deferred compensation plans.

         As of March 2, 2000, options to purchase a total of 400,000 shares of Common Stock have been granted. All options expire on August 31, 2001. The following table shows certain information regarding all outstanding options granted:

                                                                                  EXERCISE
                                                                                  EXPIRATION
                                    NUMBER OF               EXERCISE              DATES
NAME                                SECURITIES              PRICE(1)              AUGUST 31
----                                ----------              ----------            ---------
Michael Montgomery                  200,000                 $.25/$.50             2000-2001

William Snyder                      200,000                 $.25/$.50             2000-2001


------------
(1) As of March 2, 2000, the exercise price for each of the options heretofore granted exceeded the market price.



                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

         It is proposed that seven (7) directors be elected at the Annual Meeting, all to hold office for one (1) year and until the next annual shareholders' meeting or until their successors are duly elected and qualified. It is the intention of the persons named in the Proxy to vote for the election of the following nominees as directors of the Company.

                                       5.

NAME AND ADDRESS                       AGE     POSITION
----------------                       ---     --------

Ted D. Kimbrough                       65      Director and Secretary
1933 Durango Avenue
Los Angeles, California 90034

William Snyder                         75      Director
509 South Hindry
Inglewood, CA 90301

Christopher Wiles                      44      Director
23535 Windom Street
West Hills, CA 91304

Craig Glen Robitaille                  40      President and Chief
21391 Dockside Circle                          Executive Officer
Huntington Street, CA 92646

Bruce Kirshenbaum                      40      Director
2055 Gateway Place Suite 400
San Jose, CA  95110

Lloyd D. Smith                         60      Director and Treasurer
1170 Oakengate Road
San Dimas, CA  91773

Michael J. Oliva                       56      Director
10552 Beardsly Circle
Villa Park, CA  92861


         The directors of the Company are elected to serve for a one (1) year term and until the next annual shareholders' meeting or until their respective qualified successors are elected. Officers of the Company hold office at the discretion of the Board of Directors.

                                       6.

BACKGROUND OF OFFICERS AND DIRECTORS

         TED D. KIMBROUGH received his Bachelor of Science in Education from Northern Illinois State University, his Master of Science in Education from California State University, Los Angeles, did Post graduate studies at Pepperdine University, University of California at Los Angeles and University of Southern California and an Honorary Juris Doctorate from the University of West Los Angeles. Mr. Kimbrough is the President and Owner of Multi-Kim & Associates, Inc. and the former Superintendent of Schools for the Sacramento Unified School District (1996-1997), Chicago Unified School District (1990-1993); Compton Unified School District (1982-1990). Previously, he had been employed by the Los Angeles Unified School District.

         WILLIAM SNYDER is the founder and CEO of Caprice Engineering Company, which he established in 1972. Mr. Snyder started it as a supplier to the U.S. Government of miscellaneous aircraft spare parts. During his tenure, (since
1972) the firm increased its yearly sales from $100,000 to $3,000,000. His experience ranges from sales and inventory control through manufacturing and quality control, with emphasis on the day to day administration of a Government-controlled business. From 1968 to 1972, Mr. Snyder was sales manager of Sparkadyne Corporation, a military spare parts manufacturing company. From 1950 to 1967, Mr. Snyder was Purchasing Supervisor at Rockwell Aviation, a supplier of aircraft and space equipment to the U.S. Government.

         CHRISTOPHER WILES received a Bachelor of Science degree in Accounting from San Francisco State University, California in 1978. From 1983 to 1988 he was National Sales Manager Teraco, Inc., a company engaged in the manufacture of promotional goods and from 1982 until 1993, was Vice President - Sales for Ocean Manufacturing Corporation, a company engaged in the manufacture of promotional products. From 1993 to the present Mr. Wiles has been engaged in the business of marketing promotional products under the name of CW Marketing & Promotional Services.

         BRUCE KIRSCHENBAUM received his Bachelor's of Science degree in Administration-Accounting from Golden Gate University, San Francisco, CA in 1981 and his MBA in 1984 from St Mary's College in Moraga, CA. Holding positions of responsibility in the finance, I nformation systems, operations, manufacturing, distribution, sales and marketing disciplines for 15 years. In September, 1996 he established an independent consulting dealership as principle, BBC Consulting.

         CRAIG GLEN ROBITAILLE received his Bachelor of Science in Environmental and Occupational Health from Cal State University, Northridge, California. From 1981 through 1993, Mr. Robitaille was an executive with various southern California businesses involving quality control and facility and plant management. In 1993, he founded ACCU CHEM Conversion, Incorporated, a chemical handling and transportation company, with special emphasis on handling hazardous materials.

         MICHAEL J. OLIVA attended Pepperdine College in Los Angeles, CA through 1966. In 1971 purchased half ownership of a local trucking company in Los Angeles; later in that same year began warehousing as a compliment to the local trucking program. In 1979 purchased a second local trucking company and in 1982 merged them to become Ernst Air Speed Trucking. In 1991 the company moved to Montebello, CA, becoming Ernst Trucking and Warehousing, a division of Tobic, Inc.

         LLOYD D. SMITHSON served as a Branch Operations Officer with Bank of America after which he took a position with a public accounting firm specializing in operational and tax accounting for the transportation and distribution industry. During these same six years he attended Cal State, Los Angeles. For the next eighteen years Mr. Smithson owned and operated his tax accounting and consulting firm. He later became the CFO and General Manager for Admiral Transportation. During this 10-year tenure he became one of the three founders of ACCU CHEM Conversion, Inc. in the City of Industry and has functioned as CFO.

                                       8.

                                FINANCIAL MATTERS

         Financial information will be submitted at the meeting.


                                  OTHER MATTERS

         Management knows other matters are likely to come before the Annual Meeting of shareholders. If any matters should properly come before the meeting, it is intended that the persons named in the accompanying form of Proxy would vote such Proxy in accordance with their best judgment on such matters and will be entitled to exercise their discretion with respect to any such vote.


                             SHAREHOLDERS PROPOSALS




                                              BY ORDER OF THE BOARD OF DIRECTORS


March 2, 2000                                 CRAIG G. ROBITAILLE
                                              President

                                       9.

                                QUADRATECH, INC.
                          11401 Valley Blvd Suite 200A
                           El Monte, California 91731


                                      PROXY



THIS PROXY IS SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS


         The undersigned appoints Craig G. Robitaille and Lloyd D. Smithson, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Quadratech, Inc., held of record by the undersigned on April 13, 2000, at the Annual Meeting of the Shareholders to be held on April 13, 2000, at the Costa Mesa Holiday Inn at 10:00 a.m. local time, and any adjournment thereof.

         1. To elect a Board of Directors consisting of the following nominees:


For /  /           Withhold Authority /  /    TED D. KIMBROUGH

For /  /           Withhold Authority /  /    WILLIAM SNYDER

For /  /           Withhold Authority /  /    CHRISTOPHER WILES

For /  /           Withhold Authority /  /    CRAIG GLEN ROBITAILLE

For /  /           Withhold Authority /  /    MICHAEL J. OLIVA

For /  /           Withhold Authority /  /    LLOYD D. SMITHSON

For /  /           Withhold Authority /  /    BRUCE KISCHENBAUM


         2. For any other matter which may be properly be introduced at the meeting.


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS.

         Please sign exactly as your name appears on the address of this envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executors, administrator, trustee or guardian, please give full title, as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership by authorized person.



DATED:  ___________, 2000

                                              __________________________________
                                              Signature





PLEASE MARK, SIGN, DATE AND
RETURN THIS PROXY PROMPTLY,
USING THE ENCLOSED ENVELOPE.